Exhibit 10.2




                            THE SERVICEMASTER COMPANY

                      RESTRICTED STOCK UNIT AWARD AGREEMENT

                                November 1, 2004


         The ServiceMaster Company (the "Company") hereby grants to Jonathan P. Ward (the "Holder") as of November 1, 2004 (the "Grant Date"), pursuant to the provisions of the ServiceMaster 2003 Equity Incentive Plan (the "Plan"), a restricted stock unit award of 367,826 restricted stock units (the "Restricted Stock Units") (the "Award"), each representing the right to receive one share of the Company's common stock, $.01 par value ("Stock"), upon and subject to the restrictions, terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan. For purposes of this Agreement, the Award shall be treated as a Restricted Stock Award within the meaning of the Plan. "Stock Unit" means a Restricted Stock Unit that is no longer subject to forfeiture or a stock unit that is granted or credited without being subject to forfeiture.

     1. Award Subject to  Acceptance  of Agreement.  The Award shall be null and
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void unless the Holder shall accept this  Agreement by executing it in the space provided below and returning it to the Company.

     2. Restriction Period and Vesting.
        ------------------------------

          (a) The Award shall vest (1) with respect to 91,956 Restricted Stock Units on November 1, 2007; (2) with respect to 91,956 Restricted Stock Units on November 1, 2009; (3) with respect to 183,914 Restricted Stock Units on (i) the termination of the Holder's employment with the Company on or after May 6, 2012 for any reason other than for Cause (as defined in the Employment Agreement between the Holder and the Company of even date herewith (the "Employment Agreement")) and (ii) the Holder's delivery to the Board after May 6, 2009 and prior to May 6, 2010 of a CEO succession plan that is approved by the Board (which approval shall not be unreasonably withheld), or (4) earlier pursuant to
Section 2(b) or 2(c) hereof or Section 5.8 of the Plan.

          (b) If the Holder's employment by the Company terminates by reason of Disability or death, all Restricted Stock Units shall be or become fully vested as of the effective date of the Holder's termination of employment or the date of death, as the case may be.

          (c) If the Holder's employment by the Company is terminated prior to May 6, 2012 (1) by the Company for any reason other than for Disability or Cause (as defined in the Employment Agreement) or (2) by the Holder for Good Reason (as defined in the Employment Agreement), the number of Restricted Stock Units that shall be or become fully vested as of the effective date of the Holder's termination of employment shall equal 367,826 multiplied by a fraction, the numerator of which is the number of full and partial completed calendar months from and including the Grant Date through and including the effective date of the Holder's termination of employment and the denominator of which is 91.



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          (d) Subject to Section 2(a), if the Holder's employment by the Company is terminated (1) by the Holder for any reason other than Good Reason, (2) for any reason other than Disability or death, or (3) by the Company for Cause, the portion of the Award which is not vested as of the effective date of the Holder's termination of employment shall be forfeited by the Holder and such portion shall be cancelled by the Company.

     3.  Reinvestment of Dividend  Equivalents.  On each date the Company pays a
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cash dividend to record owners of shares of Stock (a "Payment Date"), the Holder shall be credited on the Payment Date, with additional Stock Units equal to (i) the product of the total number of Restricted Stock Units and Stock Units credited to Holder under this Award immediately prior to such Payment Date multiplied by the dollar amount of the cash dividend paid per share of Stock by the Company on such Payment Date, divided by (ii) the Fair Market Value of a share of Stock on such Payment Date. Any such Stock Units shall be credited without being subject to forfeiture.

     4. Delivery of Certificates Representing Stock Units.
        -------------------------------------------------

          (a) The Company shall hold the Restricted Stock Units and Stock Units subject to the Award in book-entry form. Subject to Section 6.2, after the termination of the Holder's employment with the Company for any reason, the Company shall issue to the Holder a stock certificate representing a number of shares of Stock equal to the number of Stock Units credited to Holder under this Award upon the later of (1) six months after the termination of Holder's employment with the Company for any reason other than death or disability or (2) between January 1 and January 31 of the year after which the Holder ceases to be a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the "Issuance Date"); provided, that if there is a record date for determining the record owners of shares of Stock for the purpose of paying a cash dividend during the January in which the issuance occurs, the Holder shall have the right to receive on the related Payment Date either (i) in the event the Holder is a record owner as of the record date of the shares of Stock to be issued on the Issuance Date, a cash dividend in an amount equal to the product of the total number of shares of Stock to be issued under this Award multiplied by the dollar amount of the cash dividend paid per share of Stock by the Company or (ii) in the event the Holder is not such a record owner, an amount in cash equal to the amount of the cash dividend determined under the foregoing clause (i); and provided, further, that in the event of a Change in Control and regardless of whether the Holder's employment by the Company has terminated, the Issuance Date shall be within 10 days of the occurrence of the Change in Control. The Company shall not be required to issue fractional shares of Stock upon settlement of the Award.

          (b) The Holder shall have no direct or secured claim in any specific assets of the Company or the shares of Stock to be issued on the Issuance Date and will have the status of a general unsecured creditor of the Company.

     5. Recapture Payment; Forfeiture of Restricted Stock Units.
        -------------------------------------------------------

          (a) Notwithstanding any provision of this Agreement, if at any time prior to the date that is one year after the date of vesting of all or any portion of the Restricted Stock Units, the Holder:


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

               (1) directly or indirectly (whether as owner, stockholder, director, officer, employee, principal, agent, consultant, independent contractor, partner or otherwise), in North America or any other geographic area in which the Company is then conducting business, owns, manages, operates, controls, participates in, performs services for, or otherwise carries on, a business similar to or competitive with the business conducted by the Company or any Subsidiary; or

               (2) directly or indirectly attempts to induce any employee of the Company or any Subsidiary to terminate his or her employment with ServiceMaster or any Subsidiary of ServiceMaster for any purpose whatsoever, or attempts directly or indirectly, in connection with any business to which subsection (a)(1) applies, to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or any Subsidiary; or

               (3) directly or indirectly (i) discloses or misuses any confidential information or trade secrets of the Company or a Subsidiary of the Company, or (ii) engages in any material activity not known by the Board which could reasonably be foreseen as resulting in a Change in Control, then the Holder shall pay the Company, within five business days of receipt by the Holder of a written demand therefor, an amount in cash determined by multiplying the number of Restricted Stock Units subject to the Award which vested within the one-year period described above by the Fair Market Value of a share of Stock, determined as of the date of vesting.

          (b) The Holder may be released  from the  Holder's  obligations  under
Section 5(a) only if and to the extent the Board or the Committee determines in its sole discretion that such a release is in the best interests of the Company.

          (c) The Holder agrees that by executing this Agreement the Holder authorizes the Company and its Subsidiaries to deduct any amount or amounts owed by the Holder pursuant to Section 5(a) from any amounts payable by the Company or any Subsidiary to the Holder, including, without limitation, any amount payable to the Holder as salary, wages, vacation pay or bonus. This right of setoff shall not be an exclusive remedy and the Company's or a Subsidiary's election not to exercise this right of setoff with respect to any amount payable to the Holder shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Holder or any other remedy.

          (d) In the event that the Holder shall forfeit all or a portion of the Restricted Stock Units subject to the Award, the Holder shall, upon the Company's request, promptly return this Agreement to the Company for full or partial cancellation, as the case may be. Such cancellation shall be effective regardless of whether the Holder returns this Agreement.

     6. Additional Terms and Conditions of Award.
        ----------------------------------------

          6.1 Nontransferability of Award. Prior to the Issuance Date, the Stock
              ---------------------------
Units and Restricted Stock Units may not be transferred by the Holder other than
(i) by will or the laws of descent and distribution or (ii) pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence prior to the Issuance Date,



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

the Stock Units and Restricted Stock Units may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate or encumber, or otherwise dispose of such Stock Units or Restricted Stock Units, the Award shall immediately become null and void.

          6.2 Withholding Taxes.
              -----------------

          (a) As a condition precedent to the delivery to the Holder of any shares of Stock subject to the Award, the Holder shall, upon request by the Company, pay to the Company such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to the Award. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company or a Subsidiary to the Holder.

          (b) The Holder may elect to satisfy the obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to Section 6.2(a), (2) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Stock (which the Holder has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Award (the "Tax Date"), equal to the Required Tax Payments, (3) authorizing the Company to withhold from the shares of Stock otherwise to be delivered to the Holder pursuant to the Award, a number of whole shares of Stock having a Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments,
(4) a cash payment by a broker-dealer acceptable to the Company through whom the Holder has sold the shares with respect to which the Required Tax Payments have arisen, except as prohibited by Section 402 of the Sarbanes-Oxley Act of 2002 or
(5) any combination of (1), (2) and (3). The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (2)-(5). Shares of Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a share of Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder. No certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full.

          6.3  Adjustment.  In the event of any  stock  split,  stock  dividend,
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recapitalization,  reorganization, merger, consolidation,  combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of securities subject to the Award shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

          6.4  Compliance  with  Applicable  Law.  The Award is  subject  to the
               ---------------------------------
condition that if the listing, registration or qualification of the shares of Stock to be issued under the Award upon any securities exchange or under any law, or the consent or approval of any governmental


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

body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of shares hereunder, such shares of Stock shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

          6.5  Original  Issue or  Transfer  Taxes.  The  Company  shall pay all
               -----------------------------------
original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 6.2.

          6.6 No Voting  Rights.  The Holder  shall not have any  voting  rights
              -----------------
unless and only to the extent shares of Stock are issued on the Issuance Date.

          6.7 Award Confers No Rights to Continued Employment. In no event shall
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the granting of the Award or its  acceptance  by the Holder give or be deemed to give the Holder any right to continued employment by the Company or any affiliate of the Company.

          6.8  Decisions of Board or a Committee of the Board.  The Board or the
               ----------------------------------------------
Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

          6.9 Agreement  Subject to the Plan.  This  Agreement is subject to the
              ------------------------------
provisions of the Plan and shall be interpreted in accordance therewith. The Holder hereby acknowledges receipt of a copy of the Plan.

     7. Miscellaneous Provisions.
        ------------------------

          7.1 Meaning of Certain Terms.
              ------------------------

          (a) As used herein, the term "vest" shall mean no longer subject to forfeiture.

          (b) As used herein, "Disability" shall mean Holder's absence from Holder's duties with the Company or its affiliated companies on a full-time basis for at least 180 consecutive days as a result of Holder's incapacity due to physical or mental illness.

          (c) As used herein, employment by the Company shall include employment by a corporation which is a "subsidiary corporation" of the Company, as such term is defined in section 424 of the Code. References in this Agreement to sections of the Code shall be deemed to refer to any successor section of the Code or any successor internal revenue law.

          7.2 Modification,  Waiver and Invalidity.  The parties may modify this
              ------------------------------------
Agreement only by written instrument signed by each of the parties hereto. Failure by either party to enforce a provision of this Agreement shall not constitute a waiver of that or any provision of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.



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

          7.3 Successors.  This Agreement shall be binding upon and inure to the
              ----------
benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

          7.4 Notices. All notices,  requests or other  communications  provided
              -------
for in this Agreement shall be made, if to the Company, to the Corporate Secretary at The ServiceMaster Company, 3250 Lacey Road, Suite 600, Downers Grove, Illinois 60515, and if to the Holder, to the address of the Holder contained in the Company's records. All notices, requests or other communications provided for in this Agreement shall be made in writing either
(a) by personal delivery, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto, (d) by express courier service or (e) electronic mail delivery system. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission, or upon receipt by the party entitled thereto if by United States mail, express courier service or return receipt of electronic delivery system; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

          7.5 Governing Law. This  Agreement,  the Award and all  determinations
              -------------
made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to conflicts of laws principles.

          7.6 Counterparts.  This Agreement may be executed in two counterparts,
              ------------
each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

                                   THE SERVICEMASTER COMPANY


                                   By:/s/ Sandra L. Groman
                                      ----------------------------------
                                      Name:  Sandra L. Groman
                                      Title:  Corporate Secretary


Accepted this 1st day of November, 2004

        /s/ Jonathan P. Ward
-------------------------------------------
         Jonathan P. Ward
             - Holder -









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